Exhibit 99.1

For Immediate Release

Contact:

Anne Marie Pascoe

VCampus Corporation

(703) 654-7251

apascoe@vcampus.com

Kathy Valentine

CFA Institute

434-951-5348
kathy.valentine@cfainstitute.org

CFA INSTITUTE SELECTS VCAMPUS TO DEVELOP AND DELIVER NEW
GLOBAL CERTIFICATION TRAINING PROGRAM

Reston, Va., July 19, 2005—CFA Institute, the 76,000-member, non-profit professional association that administers the Chartered Financial Analyst® (CFA®) curriculum and examination program worldwide and sets voluntary, ethics-based professional and performance-reporting standards for the investment industry, today selected VCampus Corporation to create and deliver online courseware in support of a new certification program that will teach investment professionals the intricacies of investment performance analysis and reporting.

The program is based, in part, on the Global Investment Performance Standards (GIPS®) that are sponsored by CFA Institute and 23 other investment organizations and were most recently revised in February 2005. The new Certificate in Global Investment Performance Standards (CGIPS™) fills a void in the marketplace for a professional credential specifically focused on performance evaluation and presentation.

VCampus will play a dual role in the CGIPS project designing and developing interactive, online training courses and serving as project lead, managing a team of providers that includes Avectra, a leading technology solutions vendor that will provide

Association Management System (AMS) services, and Pearson VUE, a vendor that will provide the electronic testing component of the CGIPS Program.

“With VCampus at the helm of the CGIPS project, the combined talents of VCampus, Avectra, and Pearson VUE will provide a global solution to the investment performance community’s growing demand for professional excellence,” said Philip Lawton, CFA, Director of the GIPS Certification Program. “It is our goal to offer CGIPS candidates an effective interactive tool that facilitates acquiring the knowledge, skills, and abilities required for competent practice.  After analyzing our requirements and exploring the
e-Learning marketplace, we concluded that VCampus was the right company to work with in this endeavor.”

“We are delighted to be leading the CGIPS project, under our Select Partner™ Program, for such a prestigious organization as CFA Institute,” said Christopher Nelson, VCampus CFO.  “We look forward to working with CFA Institute for the next five years, under the terms of our exclusive agreement, to serve the needs of the investment performance community.”

The specialized, practice-oriented program is designed for practitioners employed by investment management organizations, firms engaged in verifying claims of compliance with the GIPS standards, investment consulting firms, and custodial banks and other third-party performance providers, as well as for plan sponsors, performance measurement software developers, and professional staff members of regulatory agencies.

CFA Institute, which for more than 40 years has managed and administered the rigorous CFA Program, will offer two sequential levels of examination toward the CGIPS designation: “Principles” and “Expert.” The “Principles” exam will test candidates on the CFA Institute Code of Ethics and Standards of Professional Conduct, performance evaluation fundamentals (including rudimentary attribution analysis), and the provisions of the GIPS standards. The “Expert” exam will cover the CFA Institute Code and

Standards, advanced performance analysis techniques, and the finer points of the GIPS standards and guidance statements. Each exam will be computer-based and three hours in duration. CFA Institute plans to make the first “Principles” exam available in the first half of 2006 and the first “Expert” exam in the second half of that year.

Upon completion of both exams and having met other requirements, candidates will receive a certificate and the right to use the CGIPS designation.  Other requirements include having at least two years of professional experience in a performance-related position, participating in a mandatory continuing education program and adhering to the professional conduct program.

Interested candidates may view a free, 30-minute Webcast on the CGIPS program at https://www.cfainstitute.org/cgips/index.html. Questions about the credentialing program may be directed to cgips@cfainstitute.org.

About CFA Institute

CFA Institute is the global, non-profit professional association that administers the Chartered Financial Analyst® (CFA®) curriculum and examination program worldwide and sets voluntary, ethics-based professional and performance-reporting standards for the investment industry.  In addition to the CFA program, CFA Institute also develops and manages global standards for investment professionals such as the Asset Manager Code of Professional Conduct, Trade Management Guidelines and the Global Investment Performance Standards® (GIPS®).  The GIPS standards were most recently revised in February 2005.

CFA Institute has more than 76,000 members in 119 countries. Its membership includes the world’s 64,000 CFA charter holders, as well as 131 affiliated professional societies and chapters in 52 countries and territories. More information may be found at www.cfainstitute.org or by calling 1-800-247-8132 or 1-434-951-5499 in the U.S., 44-207-712-1719 in London or 852-2868-2700 in Hong Kong.

About VCampus®
VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With over a decade of e-Learning experience, VCampus has delivered 2.9 million courses to 920,000 desktops/users in associations, non-profits, corporations, government agencies and credentialing organizations.  VCampus distributes a courseware library of more than 5,000 web-based courses. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” is a registered trademark and “Select Partner” is a trademark of VCampus Corporation.

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk and Uncertainties’’ in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and other SEC filings.

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